Exhibit 10.32
M/I HOMES, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT FOR DIRECTORS

M/I Homes, Inc. (the “Company”) hereby grants to the undersigned Participant the following Restricted Share Units Award (“RSU’s”) pursuant to the terms and conditions of the M/I Homes, Inc. 2018 Long-Term Incentive Plan (the “Plan”) and this Restricted Share Unit Award Agreement (this “Award Agreement”). The RSU’s constitute an Other Stock-Based Award under the Plan.

1. Name of Participant: ______________________________

2. Grant Date: ______________________________ (the “Grant Date”)

3. Number of RSU’s Granted: ____________________

4. Vesting:
Except as otherwise provided in this Award Agreement, the RSU’s will vest only if and to the extent that the Participant is a Director on the earlier of (i) the date of the next annual meeting of shareholders of the Company following the Grant Date (provided that such annual meeting of shareholders is at least 50 weeks after the Grant Date) or (ii) the first anniversary of the Grant Date (the “Vesting Date”).  Any RSU’s that do not vest pursuant to the provisions of this Section 4 will be forfeited.

5. Settlement:
Except as otherwise provided herein, to the extent an RSU vests on the Vesting Date under Section 4, in connection with the Participant’s termination due to death or Disability or in connection with a Change in Control under Section 7 of this Award Agreement, the Participant (or, in the event of the Participant’s death, the Participant’s beneficiary) will receive one Share for each RSU granted under this Award Agreement that has vested in accordance with Section 4 or Section 6 of this Award Agreement (plus one Share for each additional RSU, if any, that has accrued under Section 7.B. of this Award Agreement); provided, however, that any fractional RSU will be cancelled without any consideration to the Participant. RSUs settled under this Award Agreement are intended to be exempt from Code Section 409A under the exemption for short term deferrals. Accordingly, RSUs will be settled in Shares no later than the 15th day of the third month following the applicable Vesting Date or accelerated vesting trigger date (the “Settlement Date”), unless the Participant has made a timely deferral election under the M/I Homes, Inc. Director Equity Compensation Deferral Plan, in which case the settlement date will be determined pursuant to the terms of the M/I Homes, Inc. Director Equity Compensation Deferral Plan.

Exhibit 10.32

6. Death or Disability:
If the Participant’s service as a Director terminates by reason of death or Disability before the Vesting Date, then the number of RSU’s that would have vested had the Participant remained a Director until the Vesting Date shall become vested, in the case of death, on the date of the Participant’s death and, in the case of Disability, on the date of the Participant’s separation from service as a Director as a result of such Disability. Such RSU’s will be settled at the time and in the manner described in Section 5 above.

7. Shareholder Rights:

A. Voting:	The Participant will not be entitled to exercise any voting rights associated with the Shares underlying the RSU’s prior to the settlement of the RSU’s on the Settlement Date.

B. Dividends:
If any cash dividend is declared and paid after the Grant Date but prior to the Settlement Date with respect to the Shares underlying the RSU’s then held by the Participant under this Award Agreement, the Participant will be credited with that number of additional RSU’s equal to the quotient of (i) the product of (a) the number of RSU’s then held by the Participant under this Award Agreement, multiplied by (b) the amount of the cash dividend paid per Share, divided by (ii) the Fair Market Value of a Share on the date the dividend is paid; provided, however, that payment of any dividend credited pursuant to this Section 7.B. will be subject to the same terms, conditions and restrictions as the RSU’s and, in no event, will any such dividend be paid unless and until the RSU’s have vested pursuant to Section 4 of this Award Agreement.

8. Effect of Plan:
The RSU’s are subject in all cases to the terms and conditions set forth in the Plan, which are incorporated into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. All capitalized terms that are used in this Award Agreement but are not defined in this Award Agreement shall have the meanings ascribed to such terms in the Plan.

9. Acknowledgment:	By signing below, the Participant acknowledges and agrees that the RSU’s are subject to all of the terms and conditions of the Plan and this Award Agreement.

Exhibit 10.32

10. Counterparts:	This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

Exhibit 10.32
PARTICIPANT                    M/I HOMES, INC.

_____________________________________        By:    _____________________________
Printed Name: _________________________        Printed Name:________________________
Date: ________________________________        Title:     _____________________________                                Date:     _____________________________

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